EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with amendment number 2 of the Quarterly Report of Oak Hill Financial, Inc. (the "Company") on Form 10-Q for the period ending March 31,
2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R. E. Coffman, Jr., President, Chief Executive Officer & Chief Administrative Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ R. E. Coffman, Jr.

R. E. Coffman, Jr. President & Chief Executive Officer


December 9, 2005


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